SECOND AMENDMENT TO THE TECHNOLOGY TRANSFER AGREEMENT

                        Recitals

This Second Amendment to the Technology Transfer Agreement (the "Second Amendment") is made effective as of the 25th day of August 1996, (the "Effective Date") by and between SGI International ("SGI") and OCET Corporation ("OCET") with reference to the following facts:

A. SGI and OCET entered into a Technology Transfer Agreement (the "Agreement") effective as of March 17, 1995; and,

B. On May 15, 1995, SGI and OCET entered into an Amendment (the "First Amendment") to that Agreement in order to change the compensation payable to SGI by OCET for the transfer; and,

C. OCET again desires to modify the compensation payable to SGI and is willing to compensate SGI for that modification by issuing additional stock to SGI.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, covenants and conditions set forth herein, SGI and OCET agree as follows:

1. To the extent that the Second Amendment is inconsistent with the Agreement or the First Amendment, the Agreement and the First Amendment are hereby amended.

2. OCET hereby agrees to issue an additional 500,000 shares of OCET common stock to SGI in return for SGI's canceling and waiving any and all other consideration, which OCET has agreed to pay SGI under either the Agreement or the First Amendment.

3. SGI hereby agrees that, effective on the date it receives an additional 500,000 shares of OCET common stock, it shall no longer have any right to, or claim to, any compensation of any kind from OCET under the Agreement or the First Amendment and OCET's only obligation to SGI shall be for money loaned to it pursuant to the inter-company account.

4. Except as is hereby amended the Agreement and the First Amendment are still in full force and effect.

SGI international                 OCET Corporation

          /s/                                /s/
By:========================      By:=============================
   Joseph A. Savoca, President     Ernest P. Esztergar, President